Exhibit 10.37
NEGATIVE PLEDGE — REAL PROPERTY

Date:	February 17, 2010

Borrower(s):	Ultralife Corporation

Lender:	RBS Business Capital, a division of RBS Asset Finance, Inc.

Credit Agreement:	Dated as of February 17, 2010

Credit Facility:	$35,000,000 Revolving Credit
Ultralife Corporation, a Delaware corporation, (the “Borrower”) is now or hereafter may be indebted to RBS Business Capital, a division of RBS Asset Finance, Inc. (the “Lender”) and has agreed to enter into a certain Credit Agreement of even date herewith (as such agreement may be further amended, modified or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms shall have the meaning as defined in the Credit Agreement. Further, if any provision contained herein is in conflict with, or inconsistent with, any provision in the Credit Agreement, the provision contained in the Credit Agreement shall govern and control.
ACCORDINGLY, in consideration of the Revolving Credit Loans and other financial accommodations made to Borrower and certain of its Subsidiaries (the “Co-Borrowers”) by Lender pursuant to the Credit Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, and in order to secure (1) the payment of the principal of, and interest on the Revolving Credit Note issued in connection with the Credit Agreement and (2) the performance and observance by the Borrower and the Co-Borrowers of all of the covenants, agreements, representations and warranties in the Credit Agreement and the Loan Documents, Borrower hereby agrees and pledges that it shall not, without the prior written consent of the Lender, assign, mortgage, hypothecate, pledge, grant a lien on and security interest in, all of the estate, right, title and interest of the Borrower, to any third party, in, to and under any and all of the following described property, whether now owned or held or hereafter acquired (the “Property”):
(A) All respective right, title and interest of the Borrower in and to the real estate (more particularly described in Exhibit “A” attached hereto) (the “Land”) including, without limitation, any and all agreements or contracts to use the Land or any portion thereof, and all appurtenances and incidence thereto, including all rights and interest of the Borrower to any streets, ways or alleys adjoining the Land;
(B) All right, title and interest of the Borrower in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon the Land or any part thereof, including all right, title and interest of the Borrower in and to all building materials and fixtures of every kind and nature whatsoever on the Land or in any building now or hereafter standing on the Land or any part thereof;
(C) All right, title and interest in and to all easements, royalties, mineral, oil and gas rights and profits, water, water rights and water stock relating to the Land necessary for the ownership, operation, use and maintenance of the Borrower’s business operations;
(D) All leases, contract rights, general intangibles and other agreements affecting the use, operation or occupancy of all or any portion of the Land or the other real property described above now or hereafter entered into, and the right to receive and apply the rents, issues and profits of the Land described above to the payment of the Revolving Credit Loans;

(E) All proceeds of and any unearned premiums on any insurance policies covering the Land or the other real property described above, including, without limitation, the right to receive and apply the proceeds of any insurance or judgments, or settlements made in lieu thereof, for damage to any of the foregoing;
(F) The right, in the name and on behalf of the Borrower, to appear in and defend any action or proceeding brought with respect to the Property or any part thereof and to commence any action or proceeding to protect the interest of the Lender with respect thereto;
(G) All of the Borrower’s respective right, title and interest in and to all permits, licenses, certificates, authorizations and approvals relating to the ownership, construction, use, operation and maintenance of the Land and or Property;
(H) All other proceeds of the conversion, whether voluntary or involuntary, of the Land or any other Property or rights encumbered or conveyed hereby into cash or liquidated claims, including, without limitation, all title insurance, hazard insurance, condemnation and other awards; and
(I) All extensions, additions, substitutions and accessions with respect to any of the foregoing.
The Borrower shall not enter into any agreement with any Person which prohibits the Borrower from granting any liens to the Lender, in the Property, other than negative pledges granted in connection with indebtedness secured by purchase money security interests and capitalized leases permitted under the Credit Agreement, provided that any such negative pledge granted in accordance with this clause be limited to the asset acquired and be an ordinary and customary requirement of such purchase money financing.

BORROWER: ULTRALIFE CORPORATION
By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer

STATE OF NEW YORK	)
) ss:
COUNTY OF MONROE	)
On the 17th day of February in the year 2010 before me, the undersigned, a notary public in and for said state, personally appeared PHILIP A. FAIN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Peter F. Comerford
NOTARY PUBLIC